UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

CHATHAM LODGING TRUST

(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

(561) 802-4477

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 13, 2013, Chatham Lodging Trust (the “Company”) and Chatham Lodging, L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 4,500,000 of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”). The Company has granted an option to the Underwriters, exercisable for 30 days after the date of the Underwriting Agreement, to purchase an additional 675,000 common shares of beneficial interest at the same price per share paid to the Company for the Shares. The public offering price of the Shares is $16.35 per share. The closing of the offering occurred on June 18, 2013.

The Shares were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-179224), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 10, 2012.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s prospectus supplement and accompanying prospectus, dated June 13, 2013, which has been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 13, 2013, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Barclays Capital Inc.

5.1	Opinion of Venable LLP

8.1	Tax Opinion of Hunton & Williams LLP

23.1	Venable LLP Consent (included in Exhibit 5.1)

23.2	Hunton & Williams LLP Consent (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST (Registrant)

Date: June 18, 2013	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 13, 2013, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Barclays Capital Inc.

5.1	Opinion of Venable LLP

8.1	Tax Opinion of Hunton & Williams LLP

23.1	Venable LLP Consent (included in Exhibit 5.1)

23.2	Hunton & Williams LLP Consent (included in Exhibit 8.1)